UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/14/2013

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On October 14, 2013, the Board of Directors (the "Board") of Tessera Technologies, Inc. (the "Company") approved a grant of 7,785 fully vested shares of the Company's common stock under the Company's Fifth Amended and Restated 2003 Equity Incentive Plan to each of directors Mr. Richard S. Hill and Dr. Timothy J. Stultz. The number of shares represents a pro-rata amount of the equity that non-employee directors receive at each annual meeting of stockholders. The pro rata amount was calculated based on (i) Mr. Hill's and Dr. Stultz's service on the Board from their appointment to the Board on August 29, 2012 through their reelection to the Board on June 7, 2013 at the Company's 2013 annual meeting of stockholders; and (ii) the closing price of the Company's common stock on the date of Mr. Hill's and Dr.Stultz's appointment to the Board.
The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: October 16, 2013	By:	/s/ John K. Allen
John K. Allen
Acting Chief Financial Officer